Exhibit 31.4

CERTIFICATION

I, David W. Gryska, certify that:

1.I have reviewed this Amendment No. 1 to Annual Report on Form 10‑K of Incyte Corporation;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 17, 2017

/s/ David W. Gryska

David W. Gryska
Chief Financial Officer